    As filed with the Securities and Exchange Commission on January 22, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   EG&G, INC.
             (Exact name of Registrant as specified in its charter)


        MASSACHUSETTS                                           04-2052042
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS 02481
               (Address of principal executive offices) (Zip Code)


               LUMEN TECHNOLOGIES, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               MURRAY GROSS, ESQ.
                           GENERAL COUNSEL, EG&G, INC.
                                45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481
                     (Name and address of agent for service)

                                 (781) 237-5100
          (Telephone number, including area code, of agent for service)

                              ---------------------

                                         CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum Aggregate
Title of Securities to be Registered            Offering Price               Amount of Registration Fee (1)
------------------------------------      --------------------------         ------------------------------
Common Stock, $1 par value                       $6,206,413.88                            $1,726

(1) This estimated fee is based on the proposed maximum offering price of the shares offered pursuant to the Plan in accordance with Rules 457(h) and 457(o) of the Securities Act of 1933.

                                EXPLANATORY NOTE


     This Registration Statement on Form S-8 is being filed to register the shares of Common Stock of EG&G, Inc. (the "Company" or the "Registrant") issuable pursuant to the 1996 Stock Incentive Plan of Lumen Technologies, Inc. (formerly known as BEC Group, Inc.) ("Lumen"). On December 16, 1998, pursuant to the terms of Section 6.12 of the Agreement and Plan of Merger by and among the Company, Lighthouse Weston Corp. and Lumen, dated as of October 21, 1998, the Company assumed all of the outstanding options to purchase Common Stock of Lumen under the 1996 Stock Incentive Plan of Lumen.





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


          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1996 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

     a. The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     b. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above.

     c. The description of the Company's Common Stock as contained in Form 10, dated April 29, 1965, as amended by Form 8, dated June 5, 1990, and including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     LEGAL OPINION - The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Murray Gross, Senior Vice President, General Counsel and Clerk of the Company.

     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as


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


amended (the "Massachusetts Business Corporation Law"), and Article V, Section 9 of EG&G's By-Laws, to which reference is hereby made, contain provisions authorizing indemnification by EG&G of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of EG&G or of certain other entities. Section 67 of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees, and agents of a corporation and persons who serve at the corporation's request as directors, officers, employees, and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the by-laws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified person to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     Section 65 of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records which are prepared by or presented by or under the supervision of (1) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or
(2) counsel, public accountants or other persons as to matters which the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (3) in the case of a director, a duly constituted committee of the board upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

     Section 13 of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13 of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.



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



     Section 9 of Article V of the By-laws of the Registrant contains provisions relating to the indemnification of directors and officers of the Registrant which are consistent with Section 67 of the Massachusetts Business Corporation Law. This Section provides that no indemnification will be provided to any person who was or is a director or officer with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however that, prior to such final adjudication, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

     Section 67 of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors' and officers' liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's By-Laws.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     Item 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. UNDERTAKINGS.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule



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


     424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on this 20th day of January, 1999.


                                    EG&G, INC.


                                    By: /s/ Gregory L. Summe
                                        -------------------------------------
                                        Gregory L. Summe, President and Chief
                                        Executive Officer






                                POWER OF ATTORNEY

     We, the undersigned officers and directors of EG&G, Inc. hereby severally constitute and appoint Gregory L. Summe and Murray Gross, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable EG&G, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.



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


     WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.


Signature                              Title                                  Date
---------                              -----                                  ----
/s/ Gregory L. Summe                   President and Chief Executive          January 20, 1999
--------------------------------       Officer (Principal Executive
Gregory L. Summe                       Officer)


/s/ John F. Alexander, II              Senior Vice President and              January 20, 1999
--------------------------------       Chief Financial Officer
John F. Alexander, II                  (Principal Financial Officer)


/s/ Gregory D. Perry                   Corporate Controller                   January 20, 1999
--------------------------------       (Principal Accounting Officer)
Gregory D. Perry


/s/ Gregory L. Summe                   Director                               January 20, 1999
--------------------------------
Gregory L. Summe


/s/ Tamara J. Erickson                 Director                               January 20, 1999
--------------------------------
Tamara J. Erickson


/s/ John B. Gray                       Director                               January 20, 1999
--------------------------------
John B. Gray


/s/ Kent F. Hansen                     Director                               January 20, 1999
--------------------------------
Kent F. Hansen


/s/ John F. Keane                      Director                               January 20, 1999
--------------------------------
John F. Keane


/s/ John M. Kucharski                  Director                               January 20, 1999
--------------------------------
John M. Kucharski


/s/ Nicholas A. Lopardo                Director                               January 20, 1999
--------------------------------
Nicholas A. Lopardo


/s/ Greta E. Marshall                  Director                               January 20, 1999
--------------------------------
Greta E. Marshall


/s/ Michael C. Ruettgers               Director                               January 20, 1999
--------------------------------
Michael C. Ruettgers


/s/ John Larkin Thompson               Director                               January 20, 1999
--------------------------------
John Larkin Thompson


/s/ G. Robert Tod                      Director                               January 20, 1999
--------------------------------
G. Robert Tod





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



                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
-------

 4. (i) EG&G's Restated Articles of Organization, filed with the Massachusetts Secretary of the Commonwealth on July 31, 1995 were filed as an Exhibit to EG&G's Registration Statement on Form S-8, File No. 33-62805 and are herein incorporated by reference

     (ii) EG&G's By-laws as amended and restated on December 17, 1997 were filed as an Exhibit 3.2 to EG&G's Annual Report on Form 10-K, File No. 1-05075 for the fiscal year ending December 28, 1997 and are herein incorporated by reference

    (iii) The form of certificate used to evidence ownership of EG&G Common Stock, $1 par value, was filed as Exhibit 4(a) to EG&G's Registration Statement on Form S-3, File No. 2-69642 and is herein incorporated by reference

     (iv) The Rights Agreement, dated as of January 25, 1995 between EG&G, Inc. and The First National Bank of Boston was filed as Exhibit 4.1 to the Company's Form 8-K dated January 25, 1995 and is herein incorporated by reference

 5. Opinion of Murray Gross, Esquire, Senior Vice President, General Counsel and Clerk to EG&G, Inc.

23.       Consent of Experts and Counsel

     (i)  Consent of Arthur Andersen LLP

     (ii) Consent of Murray Gross, Esquire, is included in his Opinion filed as
          Exhibit 5

24. Power of Attorney is included on the signature page of this Registration Statement






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